EXHIBIT 11.2

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
COMPUTATION OF PER SHARE EARNINGS
Three-Month, Nine-Month and Twelve-Month
Periods Ended September 30, 1996
                                                                                Fully
Three Months Ended September 30, 1996:                         Primary         Diluted
============================================                  ==========       ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1996     61,061,196       61,061,196
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1996                                    254,968          254,968
                                                              ----------       ----------
Weighted Average Shares at September 30, 1996                 61,316,164       61,316,164
                                                              ==========       ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                    $ 34,410         $ 34,410
  Dividend Requirements on Preferred Shares                            0                0
                                                                --------         --------
  Balance Available for Common Shareholders                     $ 34,410         $ 34,410
                                                                ========         ========
Earnings Per Average Common Share                                  $0.56(a)         $0.56(a)
                                                                ========         ========

                                                                                 Fully
Nine Months Ended September 30, 1996:                           Primary         Diluted
============================================                  ==========       ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1996     61,451,974       61,451,974
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1996                                    251,571          251,571
                                                              ----------       ----------
Weighted Average Shares at September 30, 1996                 61,703,545       61,703,545
                                                              ==========       ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                   $ 125,325        $ 125,325
  Dividend Requirements on Preferred Shares                          119              119
                                                               ---------       ----------
  Balance Available for Common Shareholders                    $ 125,206        $ 125,206
                                                               =========        =========
Earnings Per Average Common Share                                  $2.02(a)         $2.02(a)
                                                               =========        =========

                                                                                  Fully
Twelve Months Ended September 30, 1996:                         Primary         Diluted
============================================                  ==========       ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1996     61,724,244       61,724,244
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1996                                    235,117          235,117
                                                              ----------       ----------
Weighted Average Shares at September 30, 1996                 61,959,361       61,959,361
                                                              ==========       ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                   $ 177,153        $ 177,153
  Dividend Requirements on Preferred Shares                          885              885
                                                               ---------        ---------
  Balance Available for Common Shareholders                    $ 176,268        $ 176,268
                                                               =========        =========
Earnings Per Average Common Share                                  $2.84(a)         $2.84(a)
                                                               =========        =========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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